                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)        July 19, 2000
                                                 ------------------------------


                                  MINIMED INC.
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                     0-26268                  95-4408171
-------------------------------------------------------------------------------
(State or Other Jurisdiction         (Commission               (IRS Employer
      of Incorporation)              File Number)            Identification No.)


12744 San Fernando Road, Sylmar, California                           91342
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)                            (Zip Code)


Registrant's telephone number, including area code         (818) 362-5958
                                                   ----------------------------


                                       N/A
-------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.


     On July 19, 2000, MiniMed Inc. announced that its Board of Directors has declared a 2-for-1 stock split, in the form of a stock dividend, which will result in the issuance of one additional share of common stock for every share of common stock outstanding. The stock split, which will increase the total number of diluted shares outstanding to approximately 67 million, will be effective August 2, 2000 for holders of record at the close of business on that date and will be distributed on August 18, 2000.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     The Exhibits to this report are listed in the Index to Exhibits on page 3.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 19, 2000                MINIMED INC.


                                    By:      /s/ Eric S Kentor
                                             ----------------------------------
                                    Name:    Eric S. Kentor
                                    Its:     Senior Vice President, General
                                             Counsel and Secretary

                                INDEX TO EXHIBITS


Exhibit No.                              Description
----------                               -----------

    99.1                                 Press release dated July 19, 2000












                                       3